                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM   8 - K


                                CURRENT  REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June  26, 1995


                   The  Newhall  Land  and  Farming  Company
                    ( a  California  Limited  Partnership )
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)



        1-7585                                                       95-3931727
(Commission File Number)                                 (IRS Employer Identification No.)


                   23823 Valencia Blvd., Valencia, CA  91355
              (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code:  805-255-4000
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                                                                              2.

Item 5.  Other  Events

         Attached to this report on Form 8-K is a news release issued by the Partnership on June 26, 1995.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               THE NEWHALL LAND AND FARMING COMPANY
                                (a California Limited Partnership)
                                            Registrant

                               By  Newhall Management Limited Partnership,
                                           Managing General Partner

                               By  Newhall Management Corporation,
                                       Managing General Partner



Date:   June 28, 1995         By  / S / Donald L. Kimball
                                  ----------------------------------------------
                                  Donald L. Kimball, Vice President - Controller
                                  Newhall Management Corporation
                                  (Principal Accounting Officer)
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                                  NEWS RELEASE

                 [THE NEWHALL LAND AND FARMING COMPANY LETTERHEAD]


FOR IMMEDIATE RELEASE                   Contact:  Marlee Lauffer
                                                  The Newhall Land
                                                  and Farming Company
                                                  (805) 255-4247

                                                  Tim Kent/Jody Martin
                                                  The Financial Relations Board
                                                  (310) 442-0599


                         NEWHALL LAND ANNOUNCES 5-YEAR
                            AVERAGE ANNUAL EARNINGS
                          GROWTH GOAL OF MORE THAN 30%

                  Previously anticipated shopping center sale
                 announced; will make significant contribution
                                to 1995 earnings


         BOSTON, MA. June 26, 1995 -- The Newhall Land and Farming Company (NYSE PSE/NHL) told a meeting of securities analysts and other investment professionals here today that the Company has established a goal to achieve average annual earnings growth of more than 30% for the next five years, including 1995, which is expected to exceed that goal. Earnings for 1994 were $15.6 million, or $0.42 per unit.

         The Company said the goal is based on current operating trends it is experiencing and improving economic conditions. Achievement of this goal also depends on the success of intensified strategies announced today related to government approval of development plans (entitlements), the rate of land sales (absorption) and financial contributions from commercial income properties both from increasing rents and sales of properties.

         The Company's units presently are trading at a 36% discount from the 1994 appraised value of Newhall Land's assets. The units traded at a 25% premium to appraised value at the peak of the market in the 1980s, Newhall Land's previous period of extended earnings growth.

         The major focus of Newhall Land's development activities is Valencia, the Company's new town 30 miles north of downtown Los Angeles. Valencia includes over 9 million square feet of industrial space, a regional shopping mall, and a wide array of housing. To date, over 25,000 jobs have been created in the community.


                                     -more-
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         Chairman and Chief Executive Officer Thomas L. Lee said, "Valencia's residential, commercial and industrial sectors presently are running ahead of general economic conditions in Southern California. Therefore, the long-term goals we have set do not require a major economic upswing in this region, but, instead, are based on current indications of an improving economy."

         "We continue to benefit from Southern California's reviving economy and Valencia is outperforming the Los Angeles region in home sales, industrial occupancy rates, and retail sales. The region is showing steady job growth, particularly in the areas of international trade, entertainment, health care, professional services and tourism."

         Lee said the Company has intensified its growth strategy in three primary areas:

         o INTENSIFIED ENTITLEMENT PROGRAM: "The biggest single gain in property values occurs when all government approvals are received for specific properties. We are increasing both dollars and management time dedicated to this critical area of our business. This will enhance the value of our current landholdings, and allow us to have product available to expand our market share and capitalize on stronger market demand anticipated in the future."

         o EXPANDED RESIDENTIAL PRODUCT LINE TO ACCELERATE ABSORPTION IN BOTH CALIFORNIA AND ARIZONA: "Our goal is to move our absorption of residential property from about 1000 units achieved in 1994 to an annual average of over 1500 units during the next five years. The addition of new "lifestyle villages" in Valencia allows us to offer a significantly expanded range of products and is critical to the goal of increased absorption. New product offerings will continue to emphasize affordable price ranges appealing to first time home buyers who have fueled markets in recent years. Other strategies include possible large parcel land sales and additional projects developed with joint-venture partners."

         o MORE AGGRESSIVE INCOME PROPERTY DEVELOPMENT AND SALES: "Income properties provided 42% of operating income in 1994. We are committed to increasing the number of properties in this category and will start seven new projects this year valued at over $160 million. Additional projects are planned over the next several years to capture the strong retail and commercial demand in Valencia. As the number of new commercial projects built each year increases, we plan to make selective sales of income properties on a more regular basis. We expect this approach to realize a greater return on our investment in the income property portfolio."

SHOPPING CENTER SALE

         In keeping with this income property strategy, the Company also announced today the closing of escrow on the previously anticipated sale of its 150,000 square foot Bouquet Shopping Center in Valencia. The center, opened in 1985, was purchased by an investment group called Bouquet Center Properties. This sale is expected to contribute approximately $10 million, or $0.28 cents per unit, to 1995 second quarter earnings.

                                     -more-
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         Newhall Land owns and develops new towns and master planned communities. Currently it is developing the new town of Valencia in California and McDowell Mountain Ranch, a planned community in Scottsdale, Arizona. Newhall Ranch, a community going through the initial planning process, and Valencia together form one of the nation's most valuable large landholdings and are located on the Company's 37,000 acres just 30 miles north of downtown Los Angeles.




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